Exhibit 1.1
ARBOR REALTY TRUST, INC.
3,000,000 SHARES OF COMMON STOCK
EQUITY PLACEMENT PROGRAM
SALES AGREEMENT
August 15, 2008
JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, CA 94111

Ladies and Gentlemen:
ARBOR REALTY TRUST, INC., a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with JMP Securities LLC (“JMP”), as follows:
     1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through JMP, acting as agent and/or principal, up to an aggregate of THREE MILLION (3,000,000) shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and JMP shall have no obligation in connection with such compliance. The issuance and sale of Shares through JMP will be effected pursuant to the Registration Statement (as defined below) filed by the Company and deemed to be effective pursuant to the rules and regulations of the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares.
     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a shelf registration statement on Form S-3 (File No. 333-141044), including a base prospectus, relating to certain securities, including the Shares, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Except where the context otherwise requires, such shelf registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to JMP, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus required to be filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the effective time, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act, is herein called the “Registration Statement.” Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the offering of the Shares pursuant to this Agreement, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to JMP in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Exhibit A attached hereto. Any reference herein to the Registration Statement, any Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document with the Commission on or after the initial effective date of the Registration Statement, or the date of such Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference and not modified and superseded pursuant to Rule 412 under the Securities Act, or deemed to be a part thereof pursuant to Rule 430B or Rule 430C under the Securities Act.
     2. Placements. Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify JMP by e-mail notice (or other method mutually agreed to in writing by the Parties) containing the parameters in accordance with which it desires the Shares to be sold, which notice shall at a minimum include the number of Shares (the “Placement Shares”) to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from JMP set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective upon receipt by JMP unless and until (a) in accordance with the notice requirements set forth in Section 4, JMP declines to accept the terms contained therein for any reason, in its sole discretion, (b) the entire amount of the Placement Shares have been sold, (c) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (d) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (e) the Sales Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to JMP in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor JMP will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to JMP and JMP does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.
     3. Sale of Placement Shares by JMP.
     (a) Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, JMP, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. JMP will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to JMP pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by JMP (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. After consultation to the Company and subject to the terms of the Placement Notice, JMP may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the New York Stock Exchange (the “Exchange”), on any other existing trading market for the Common Stock or to or through a market maker. After consultation with the Company and subject to the terms of the Placement Notice, JMP may also sell Placement Shares in privately negotiated transactions. The Company acknowledges and agrees that (a) there can be no assurance that JMP will be successful in selling Placement Shares, and (b) JMP will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by JMP to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.
     (b) The Company acknowledges and agrees that in the event a sale of the Shares on behalf of the Company would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or JMP reasonably believes it may be deemed an “underwriter” under the Securities Act in a transaction that is not an “at the market” offering, the Company will provide to JMP, at JMP’s request and upon reasonable advance notice to the Company, on or prior to any Settlement Date, the legal opinions, accountants’ letters and officers’ certificates pursuant to Section 7 hereof that the Company would be required to provide to JMP in connection with the amendment or supplementation of the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, each dated the Settlement Date, and such other documents and information as JMP shall reasonably request. If either the Company or JMP has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Placement Notice shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. JMP and the Company shall each calculate on a weekly basis the average daily trading volume (as defined by Rule 100 of Regulation M under the Exchange Act) of the Common Stock.
     4. Suspension of Sales and Rejection of Terms. The Company or JMP may, upon notice to the other party in writing (including by e-mail correspondence to each of the individuals of the other Party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or e-mail correspondence to each of the individuals of the other Party set forth on Schedule 3), suspend any sale of Placement Shares or decline to accept the terms of any Placement Notice; provided, however, in the case of a suspension, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Except as set forth in Section 11 herein, each of the Parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.
     5.  Settlement.
     (a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold will be equal to the aggregate sales price JMP received for the Placement Shares, after deduction for (i) JMP’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to JMP hereunder pursuant to Section 7(g) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”).
     (b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting JMP’s or its designee’s account (provided JMP shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which Placement Shares in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, JMP will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, it will (i) hold JMP harmless against any loss, claim, damage, or expense (including reasonable out of pocket fees and expenses of external counsel), as incurred, arising out of or in connection with such default by the Company and (ii) pay to JMP any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

     6.  Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, JMP that as of the date of this Agreement, as of each date referred to in Section 8(c) of this Agreement and as of the time of each sale of any Shares pursuant to this Agreement, as the case may be:
     (a) Registration Statement and Prospectus.
     (i) The Registration Statement has been filed with the Commission and has become effective under the Securities Act. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of Placement, each additional time of Placement, if any, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or Rule 153 under the Securities Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Securities Act. The Registration Statement at each deemed effective date with respect to JMP pursuant to Rule 430B(f)(2) of the Securities Act did not, or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (ii) The conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied. The Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(4) and (a)(5)).
     (iii) Each Base Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of Placement, each additional time of Placement, if any, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or Rule 153 under the Securities Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Securities Act. At no time during the period that begins on the earlier of the date of such Base Prospectus and the date such Base Prospectus was filed with the Commission and ends at the time of Placement did or will any Base Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Base Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (iv) Each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or Rule 153 under the Securities Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Securities Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Securities Act). At no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of Placement, the latest additional time of Placement, if any, and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or Rule 153 under the Securities Act or any similar rule) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (v) At no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning JMP and furnished in writing by or on behalf of JMP expressly for use in the Registration Statement, such Base Prospectus, the Prospectus or such Permitted Free Writing Prospectus.
     (vi) The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or made available through EDGAR, to JMP and their counsel. The Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus without the prior consent of JMP. The Common Stock is currently listed on the Exchange under the trading symbol “ABR.”
     (b)  Conformity with Securities Act and Exchange Act.
     (i)   Each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act or the Securities Act, as the case may be, and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (ii) To the Company’s knowledge, all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement and the Prospectus are legal, valid and binding obligations of the Company or such Subsidiary, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.
     (iii) With respect to the offering(s) contemplated hereby, the Company has not offered shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Securities Act; the Company has not distributed any offering material in connection with the offer and sale of the Shares, other than in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Securities Act or the rules and regulations promulgated thereunder.
     (c)  Free Writing Prospectuses.
     (i)   Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Base Prospectuses and the Permitted Free Writing Prospectuses, if any.
     (ii) The Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Securities Act. Assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by JMP, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164).
     (iii) The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that satisfies the requirements of Section 10 of the Securities Act.
     (iv) Neither the Company nor JMP is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act. The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement.
     (v) The parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the offering of the Shares contemplated hereby is solely the property of the Company.
     (d) Company Authorization of Agreement. This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.
     (e) Authorization of Management Agreement and Services Agreement. The amended and restated management and advisory agreement, dated as of January 18, 2005 (the “Management Agreement”), among the Company, Arbor Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), Arbor Commercial Mortgage, LLC, a New York limited liability company and the manager of the Company and the Operating Partnership (together with its affiliates, the “Manager”), and Arbor Realty SR, Inc., a Maryland corporation and a wholly-owned subsidiary of the Company, has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles. The services agreement, dated as of July 1, 2003, among the Company, the Operating Partnership and the Manager has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.
     (f)  Independent Accountants. Ernst & Young LLP (“E&Y”), who certified the financial statements and supporting schedules incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (United States).
     (g) Financial Statements. The financial statements of the Company and its subsidiaries, together with the related schedules (if any) and notes (the “Company Financial Statements”), incorporated by reference in the Registration Statement and the Prospectus, and any financial statements required by Rule 3-14 of Regulation S-X (the “Acquisition Financial Statements”), incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated, or, if applicable, with respect to the Acquisition Financial Statements, the respective property or tenant; and all such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act. The supporting schedules, if any, incorporated by reference in the Registration Statement and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. There are no financial statements or schedules required to be included in the Registration Statement or the Prospectus under the Securities Act which are not so included. If applicable, the unaudited pro forma financial information (including the related notes) incorporated by reference in the Registration Statement or the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its consolidated subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No pro forma financial information is required to be included in the Registration Statement or the Prospectus which is not so included.
     (h) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change or any development involving a prospective material adverse change in the operations, condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Company or any of its subsidiaries that are material with respect to the Company and its subsidiaries considered as one enterprise, (C) since the date of the latest balance sheet incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries, considered as one enterprise, except for liabilities or obligations which are described in the Registration Statement and the Prospectus, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock.
     (i) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of New York) where the failure so to qualify or to be in good standing would not result in a Material Adverse Change.
     (j) Good Standing of Subsidiaries. Each subsidiary of the Company listed on Schedule 4 hereto has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, and, in the case of each subsidiary that is a corporation, are fully paid and nonassessable and are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (each, a “Lien”); and none of the outstanding shares of stock, partnership interests or limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. The only subsidiaries of the Company are the subsidiaries listed on Schedule 4 hereto and Schedule 4 accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively. Any subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Schedule 4 hereto under the caption “Significant Subsidiaries” (the “Subsidiaries”).
     (k) Capitalization. The authorized, issued and outstanding stock of the Company is as set forth in the Company’s quarterly report on Form 10-Q for the three months ended June 20, 2008. The issued and outstanding shares of stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable; and none of the outstanding shares of stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.
     (l) Authorization of Placement Shares. The Placement Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable; no holder of the Placement Shares is or will be subject to personal liability by reason of being such a holder; and the issuance of the Placement Shares is not subject to any preemptive right, right of first refusal or other similar right of any securityholder of the Company or any other person.

     (m) Description of Shares. The Common Stock conforms in all material respects to the description thereof contained in the section of the Prospectus entitled “Description of Capital Stock—Common Stock” and such description conforms to the rights set forth in the Company’s Articles of Incorporation and Bylaws.
     (n) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents (as defined below) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document (as defined below), except for such defaults that would not result in a Material Adverse Change. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Placement Shares and the use of the proceeds from the sale of the Placement Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by each of the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to any Company Documents, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations. The term “Company Documents” as used herein means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company, the Manager or any of their respective subsidiaries is a party or by which the Company, the Manager or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Manager or any of their respective subsidiaries is subject. The term “Organizational Documents” as use herein means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.
     (o) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries which, in any such case, may reasonably be expected to result in a Material Adverse Change.
     (p) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, against or affecting the Company or any of its subsidiaries or which has as a subject thereof, any officer or director of the Company in their capacity as such or as would otherwise be required to be disclosed in the Prospectus. To the knowledge of the Company, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, threatened, against or affecting the Company or any of its subsidiaries except as would not have a Material Adverse Change or which has as a subject thereof, any officer or director of the Company in their capacity as such or as would otherwise be required to be disclosed in the Prospectus.
     (q) Accuracy of Descriptions and Exhibits. The information in the Prospectus under the captions “Description of Debt Securities,” “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants” and “Federal Income Tax Considerations” is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

     (r) Possession of Intellectual Property. The Company and its subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the Prospectus and as proposed to be conducted; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, might result in a Material Adverse Change.
     (s) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Company, (C) no waiver or consent under any Company Document, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Company of its obligations under this Agreement, for the offering, issuance, sale or delivery of the Placement Shares hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by this Agreement and the Prospectus, except such as have been already obtained under the Securities Act, such as may be required under state securities laws.
     (t) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (collectively, “Governmental Licenses”) as are necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Change; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Change; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.
     (u) Investment Company Act. The Company is not, and upon the issuance and sale of the Placement Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (v) Absence of Registration Rights. Except as disclosed in the Registration Statement and the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the Securities Act.
     (w) Joint Ventures. All of the joint ventures in which the Company or any subsidiary owns any interest (the “Joint Ventures”) are listed on Schedule 5 hereto. The Company’s or subsidiary’s ownership interest in such Joint Venture is set forth in Schedule 5.
      (x) Exchange Act Registration; New York Stock Exchange. The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act. The outstanding shares of Common Stock have been, and the Placement Shares being sold hereunder will have been, (prior to the date that the first shares are sold pursuant to the terms of this Agreement) approved for listing, subject only to official notice of issuance, on the Exchange.
     (y) FINRA Matters. All of the information (including, but not limited to, information regarding affiliations, security ownership and trading activity) provided to JMP or to counsel for JMP by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the

Company in connection with letters, filings or other supplemental information provided to the Financial Industry Regulatory Authority, Inc. (“FINRA”) pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct. The Company (i) is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, and (ii) directly, or indirectly through one or more intermediaries, does not control any FINRA member. In accordance with NASD Conduct Rule 2710(b)(7)(C)(i), the Shares have been registered with the Commission on Form S-3 under the Securities Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.
     (z) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Change. Without limitation to the foregoing provisions of this Section 6(z), and such exceptions as would not, individually or in the aggregate, have a Material Adverse Change, the Company and its subsidiaries have title insurance on any real property currently leased or owned or controlled by them or to be leased or owned or to be controlled by them (collectively, the “Real Property”), in each case in an amount at least equal to the original cost of acquisition, and the Company and its subsidiaries are entitled to all benefits of the insured thereunder, and each such Real Property is insured by extended coverage hazard and casualty insurance in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and subsidiaries’ respective Real Properties are located), and the Company and its subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and its subsidiaries’ respective Real Properties are located) and the Company or one of its subsidiaries is named as an additional insured on all policies required under the leases for such properties. With respect to mortgage loans extended by the Company and its subsidiaries, the Company or its subsidiary has one or more lender’s title insurance policies insuring the lien of the mortgages encumbering the real property underlying such loans with coverages, in the aggregate, equal to at least the maximum aggregate principal amount of such loan.
     (aa) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that (i) are designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, particularly during the preparation of the reports that it files or submits under the Exchange Act; and (ii) are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.
     (bb) Accounting Controls. The Company and each of its subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (cc) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Placement Shares.
     (dd) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (ee) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (ff) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Placement Shares contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (gg) Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with JMP, and the Company does not intend to use any of the proceeds from the sale of the Placement Shares to repay any debt owed to JMP or any affiliate of JMP.
     (hh) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Placement Shares to be sold by the Company hereunder.
     (ii)   ERISA. Except as set forth in the Company’s financial statements, the Company does not have any material liabilities under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.
     (jj)   REIT Status. Commencing with the Company’s taxable year ended December 31, 2003, and the taxable year ended December 31, 2005 of Arbor Realty SR, Inc., a Maryland real estate investment trust (the “Private REIT”), each of the Company and the Private REIT has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and each of the Company’s and the Private REIT’s current and proposed method of operations as described in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2008 and thereafter. The Company does not know of any event that would cause or is likely to cause either the Company or the Private REIT to fail to qualify as a REIT under the Code at any time.
     (kk) Tax Returns. All tax returns required to be filed as of the date hereof by the Company and each of its subsidiaries have been timely filed (or valid extensions to such filings have been obtained), all such tax returns are true, correct and complete in all material respects, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided.
     (ll)  Related Party Transactions. There are no business relationships or related-party transactions involving the Company or the Manager required to be described in the Registration Statement and the Prospectus which have not been so described as required.
     (mm) No Unlawful Contributions or Other Payments. Neither the Company nor any subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.
     (nn) Brokers and Finders. Neither the Company nor any subsidiary has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.
     (oo) No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. No subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other Subsidiary.
     (pp) Title to Real and Personal Property. (i) The Company and its subsidiaries have (or in the case of a Joint Venture, such limited partnership, limited liability company or other joint venture entity has) good and marketable title in fee simple to, or a valid leasehold interest in, the Real Property and good and marketable title to any and all personal property owned by the Company or any of its subsidiaries that is material to the business of the Company, in each case free and clear of all Liens, except as described in the Prospectus or such as would not reasonably be expected to result in a Material Adverse Change; and any real property, buildings and equipment held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (the “Leases”) with such exceptions as are disclosed in the Prospectus or such as would not reasonably be expected to result in a Material Adverse Change; (ii) neither the Company nor any of its subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such Real Properties, personal property or Leases or affecting or questioning the rights of the Company to the continued ownership, lease, possession or occupancy of such Real Properties, personal property or Leases, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (iii) no person or entity, including, without limitation, any tenant under the leases, if any, for the Real Properties has an option or right of first refusal or any other right to purchase any of such Real Properties, except as disclosed in the Prospectus; (iv) each of the Real Properties has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not, individually or in the aggregate, have a Material Adverse Change; (v) each of the Real Properties is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such public utilities would not, individually or in the aggregate, have a Material Adverse Change; (vi) each of the Real Properties complies with all applicable codes and zoning and subdivision laws and regulations, except for such failure to comply which would not, either individually or in the aggregate, have a Material Adverse Change; (vii) all of the Leases are in full force and effect, except where the failure to be in full force or effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, and neither the

Company nor any of its subsidiaries is in default in the payment of any amounts due under any such Leases or in any other default thereunder and neither the Company nor any of its subsidiaries knows or an event which, with the passage of time or the giving of notice or both, would constitute a default under any such Lease, except such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; and (viii) there is no pending or, to the knowledge of the Company or its subsidiaries, threatened condemnation, zoning change, or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on or access to any Real Property, except such proceedings or actions that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change.
     (qq) Compliance with Environmental Laws. Except as otherwise disclosed in the Registration Statement and the Prospectus: (i) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other owners of the Real Property at any time, or to the knowledge of the Company, any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from any Real Property, other than by any such action taken in material compliance with all applicable Environmental Statutes (as hereinafter defined) or by the Company, any of its subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Company or any subsidiary; (ii) the Company and its subsidiaries do not intend to use the Real Property or any subsequently acquired properties for the purpose of handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in material compliance with all applicable Environmental Statutes or by the Company, any of its subsidiaries or, to the knowledge of the Company, any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Company or any subsidiary; (iii) the Company does not know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials from the Real Property into waters on or adjacent to the Real Property or from the Real Property onto any real property owned or occupied by any other party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters other than in material compliance with Environmental Statutes; (iv) neither the Company nor any of its subsidiaries has received any notice of, or has knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any U.S. federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or arising out of the conduct of the Company or any of its subsidiaries, including without limitation a claim under or pursuant to any Environmental Statute (as hereinafter defined); and (v) neither the Real Property is included nor, to the Company’s knowledge, is proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by United States Environmental Protection Agency (the “EPA”) or, to the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other governmental authority.
     As used herein, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any U.S. federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-330j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any governmental authority.
     (rr) Compliance with ADA. The Company and its subsidiaries and each Real Property are currently in compliance with all presently applicable provisions of the Americans with Disabilities Act, as amended, except for any such non-compliance that would not, individually or in aggregate, reasonably be expected to have a Material Adverse Change.

     (ss) No Breach or Default under Loans. To the Company’s knowledge, there is no breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) the loan documents relating to the debt instruments acquired or originated by the Company as described in the Incorporated Documents (collectively, the “Loans”) which breach or default, if uncured, would result in a Material Adverse Change. To the Company’s knowledge without due inquiry, there is no breach or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) the loan documents relating to any loans senior to the Loans, which breach or default, if uncured, would result in a Material Adverse Change.
     (tt) Compliance with Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (uu) JMP Purchases. The Company acknowledges and agrees that JMP has informed the Company that JMP may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect provided that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent JMP may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by JMP.
     (vv) No Reliance. The Company has not relied upon JMP or legal counsel for JMP for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.
     (ww) Officers’ Certificates. Any certificate signed by any officer of the Company or any Subsidiary delivered to JMP or to counsel for JMP pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to JMP as to the matters covered thereby.
     (xx) Regulation M. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
     7. Covenants of the Company. The Company covenants and agrees with JMP that:
     (a) Registration Statement Amendments. During any period in which a Prospectus relating to any Placement Shares is required to be delivered by JMP under the Securities Act with respect to the offer and sale of the Placement Shares, (i) the Company will notify JMP promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information relating to the Placement Shares; (ii) the Company will prepare and file with the Commission, promptly upon JMP’s reasonable request, a free writing prospectus and any amendments or supplements to the Registration Statement or the Prospectus that, in JMP’s reasonable opinion, may be necessary in connection with the distribution of the Placement Shares by JMP (provided, however, that the failure of JMP to make such request shall not relieve the Company of any obligation or liability hereunder, or affect JMP’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement, Prospectus or issue a Permitted Free Writing Prospectus relating to the Placement Shares (except for documents incorporated by reference) unless a copy thereof has been submitted to JMP within a reasonable period of time before the filing and JMP has not reasonably objected thereto (provided, however, (A) that the failure of JMP to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect JMP’s right to rely on the representations and warranties made by the Company in this Agreement and (B) that the Company has no obligation to provide JMP any advance copy of such filing or to provide JMP an opportunity to object to such filing if such filing does not name JMP or does not directly relate to the transactions contemplated hereunder) and the Company will furnish to JMP at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the

Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, or in the case of any Permitted Free Writing Prospectus, to be filed with the Commission to the extent required by Rule 433 under the Securities Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company); and (v) the Company will not prepare, use, authorize, approve, refer to or file any Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which JMP reasonably objects.
     (b) Notice of Commission Stop Orders; Other Notices. The Company will advise JMP, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of the receipt of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.
     (c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by JMP under the Securities Act with respect to the offer and sale of the Placement Shares (whether physically or through compliance with Rule 172 or Rule 153 under the Securities Act or any similar rule), the Company will materially comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus or a Permitted Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement, Prospectus or a Permitted Free Writing Prospectus to comply with the Securities Act, the Company will promptly notify JMP to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement, Prospectus or Permitted Free Writing Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.
     (d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by JMP under the Securities Act with respect to a pending sale of the Placement Shares (whether physically or through compliance with Rule 172 or Rule 153 under the Securities Act or any similar rule), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as JMP reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares and to immediately advise JMP of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.
     (e) Delivery of Registration Statement and Prospectus. The Company will furnish to JMP and its counsel (at the expense of the Company) copies of each Permitted Free Writing Prospectus, the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as JMP may from time to time reasonably request and, at JMP’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to JMP to the extent such document is available on EDGAR.
     (f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, an earnings statement that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

     (g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of the Placement Shares; (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for JMP in connection therewith shall be paid by JMP); (iv) the printing and delivery to JMP of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange; and (vi) filing fees and expenses, if any, of the Commission and Corporate Finance Department of FINRA.
     (h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”
     (i) No Other Sales. The Company will not, directly or indirectly, offer or sell any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for, or any rights to purchase or acquire, Common Stock during the term of this Agreement without (i) giving JMP at least one business day prior notice (written, including, without limitation, email, or oral) specifying the nature of the proposed sale and the date of such proposed sale and (ii) suspending activity under this program for such period of time as may reasonably be determined by agreement of the Company and JMP; provided, however, that no such notice and suspension shall be required in connection with (i) the Company’s issuance or sale of shares of Common Stock or securities pursuant to any stock option, equity or benefits plan, stock ownership plan, or dividend reinvestment plan, as such plans may be amended, replaced or supplemented from time to time, (ii) the Company’s issuance or sale of Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof, (iii) the Operating Partnership’s issuance of units of partnership interest in the Operating Partnership (“Op Units”) in consideration for acquisitions of assets and (iv) the Company’s issuance of Common Stock (x) upon redemption of OP Units or upon exchange or conversion of any outstanding securities that have exchange or conversion rights or (ii) in payment of the incentive fee pursuant to the Management Agreement. Notwithstanding the foregoing, this paragraph (i) shall not apply during periods that the Company is neither selling Shares through JMP nor has requested JMP to sell Shares.
     (j) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise JMP immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided or made to JMP pursuant to this Agreement.
     (k) Due Diligence Cooperation. The Company will cooperate with any due diligence review conducted by JMP or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as JMP may reasonably request.
     (l) Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through JMP, the Net Proceeds to the Company and the compensation payable by the Company to JMP with respect to such Placement Shares, (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market, and (iii) make any other filings required by the Securities Act in connection with the Placement Shares. Any obligation of JMP to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 7 of this Agreement.

     (m) Representation Dates; Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than (1) a prospectus supplement filed in accordance with Section 7(l) of this Agreement or (2) a supplement or an amendment to the Prospectus that (x) does not materially change the information about the Company or its business, operations, properties or financial condition previously disclosed in the Registration Statement or Prospectus or (y) relates to an offering of securities other than the Shares) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K under the Exchange Act containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) or disclosure regarding the occurrence of a significant development or material event (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company shall furnish JMP with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Representation Date if requested by JMP. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide JMP with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or JMP sells any Placement Shares, the Company shall provide JMP with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.
     (n) Legal Opinions of Various Counsel for the Company. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of (i) each time the Company amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than (1) a prospectus supplement filed in accordance with Section 7(l) of this Agreement or (2) a supplement or an amendment to the Prospectus that (x) does not materially change the information about the Company or its business, operations, properties or financial condition previously disclosed in the Registration Statement or Prospectus or (y) relates to an offering of securities other than the Shares), or (ii) each one-year anniversary of the date hereof, or as otherwise agreed upon by the Company and JMP, the Company shall cause to be furnished to JMP a written opinion of (1) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, (2) Willkie Farr & Gallagher LLP, special counsel for the Company, and (3) Venable LLP, special counsel for the Company, in form and substance satisfactory to JMP and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(n)(1), Exhibit 7(n)(2) and Exhibit 7(n)(3), respectively, modified, as necessary, to relate to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as then amended or supplemented; provided, however, that an opinion from Willkie Farr & Gallagher LLP shall not be required to be furnished to JMP if the condition specified in Section 7(n)(ii) applies.
     (o) Legal Opinion of Counsel for JMP. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of (i) each time the Company amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than (1) a prospectus supplement filed in accordance with Section 7(l) of this Agreement or (2) a supplement or an amendment to the Prospectus that (x) does not materially change the information about the Company or its business, operations, properties or financial condition previously disclosed in the Registration Statement or Prospectus or (y) relates to an offering of securities other than the Shares), or (ii) each one-year anniversary of the date hereof, or as otherwise agreed upon by the Company and JMP, JMP shall have received a written opinion from Morrison & Foerster LLP, counsel for JMP, in form and substance satisfactory to JMP, dated the date that the opinion is required to be delivered.
     (p) Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of (i) each time the Company amends or supplements the Registration

Statement or the Prospectus relating to the Placement Shares (other than (1) a prospectus supplement filed in accordance with Section 7(l) of this Agreement or (2) a supplement or an amendment to the Prospectus that (x) does not materially change the information about the Company or its business, operations, properties or financial condition previously disclosed in the Registration Statement or Prospectus or (y) relates to an offering of securities other than the Shares), or (ii) each one-year anniversary of the date hereof, or as otherwise agreed upon by the Company and JMP, the Company shall cause Ernst & Young LLP to furnish to JMP letters (the "Comfort Letters"), dated the date that the Comfort Letters are required to be delivered, in form and substance satisfactory to JMP, (i) confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to JMP in connection with registered public offerings (the first such letter, the "Initial Comfort Letter") and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
     (q) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and JMP in its capacity as principal or agent hereunder, neither JMP nor the Company (including its agents and representatives, other than JMP in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder.
     (r) Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of JMP and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Company transmits a Placement Notice; and the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company transmits a Placement Notice.
     (s) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through JPM under this Agreement, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.
     (t) JMP Purchases. The Company consents to JMP’s trading in the Common Stock for JMP’s own account in accordance with Section 6(uu) herein and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
     (u) Retention of Free Writing Prospectuses. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     (v) Affirmation of Representations and Warranties. Each transmittal of a Placement Notice by the Company shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate delivered to JMP pursuant hereto are true and correct at the time of such transmittal, and an undertaking that such representations and warranties will be true and correct on any Settlement

Date, and at the time of delivery to JMP of Shares pursuant to the Placement Notice, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Placement Notice). On each date during any period of time in which either a Placement Notice is in effect or a Prospectus relating to the Shares is required to be delivered under the Securities Act, the Company shall be deemed to affirm that the representations and warranties of the Company herein contained and contained in any certificate delivered to JMP pursuant hereto are true and correct as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented at and as of such time).
     8. Conditions to JMP’s Obligations. The obligations of JMP hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by JMP of a due diligence review satisfactory to JMP in its reasonable judgment, and to the continuing satisfaction (or waiver by JMP in its sole discretion) of the following additional conditions:
     (a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.
     (b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement, the Prospectus or a Permitted Free Writing Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement, the Prospectus or a Permitted Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or a Permitted Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus or a Permitted Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) Representations, Warranties and Covenants. All the representations and warranties of the Company contained in this Agreement shall be true and correct on each Representation Date, with the same force and effect as if made on and as of such Representation Date, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to such Representation Date; provided, however, that the representation and warranty of the Company contained in Section 6(xx) shall not apply for any Representation Date occurring at a time at which no Placement Notice is pending.
     (d) Legal Opinions. JMP shall have received the legal opinions required to be delivered pursuant to Section 7(n) and Section 7(o) on or before the date on which such delivery of such opinions are required pursuant to Section 7(n) and Section 7(o).
     (e) Comfort Letter. JMP shall have received the Comfort Letter required to be delivered pursuant Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).
     (f) Representation Certificate. JMP shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

     (g) No Suspension. Trading in the Shares shall not have been suspended on the Exchange.
     (h) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to JMP such appropriate further information, certificates and documents as JMP may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish JMP with such conformed copies of such opinions, certificates, letters and other documents as JMP shall reasonably request.
     (i) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the giving of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
     (j) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the giving of any Placement Notice.
     (k) Legality of Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Settlement Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Settlement Date, prevent the issuance or sale of the Shares.
     9.  Indemnification and Contribution.
     (a) Company Indemnification. The Company agrees to indemnify and hold harmless JMP, the directors, officers, partners, employees and agents of JMP and each person, if any, who controls JMP within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, damages and expenses, including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)), as and when incurred, to which any such indemnified party may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or any amendment or supplement thereto; (ii) the omission or alleged omission to state in such documents a material fact required to be stated in it or necessary to make the statements in it not misleading; or (iii) any breach by the Company of its representations, warranties and agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance on and in conformity with information relating to JMP and furnished in writing to the Company by JMP expressly for inclusion in any document described in clause (a)(i). This indemnity agreement will be in addition to any liability that the Company might otherwise have.
     (b) JMP Indemnification. JMP agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, damages and expenses, including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) as and when incurred, to which any such indemnified party may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto) or a Permitted Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to JMP and furnished to the Company by JMP expressly for inclusion in any document as described in Section 9(a)(i).

     (c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.
     (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or JMP, the Company and JMP will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than JMP, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and JMP may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and JMP on the other. The relative benefits received by the Company on the one hand and JMP on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by JMP from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and JMP, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or JMP, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and JMP agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), JMP shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls JMP within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of JMP, have the same rights to contribution as JMP, and each director of the Company and each officer of the Company who signed the Registration Statement and any person who controls the Company within the meaning of the Securities Act or the Exchange Act will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.
     10. Representations and Agreements to Survive Delivery. All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (a) any investigation made by or on behalf of JMP, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (b) delivery and acceptance of the Placement Shares and payment therefor or (c) any termination of this Agreement.
     11. Termination.
     (a) JMP shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Change that, in the reasonable judgment of JMP, may materially impair the ability of JMP to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; or (iii) any other condition of JMP’s obligations hereunder is not fulfilled, or (iv), any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 18 hereof shall remain in full force and effect notwithstanding such termination. If JMP elects to terminate this Agreement as provided in this Section 11(a), JMP shall provide the required notice as specified in Section 12.
     (b) The Company shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time following the period of twelve (12) months after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.
     (c) JMP shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time following the period of twelve (12) months after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

     (d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through JMP on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.
     (e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by JMP or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.
     12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to JMP, shall be delivered to JMP at JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, facsimile number: (415) 835-3981, Attention: Corporate Services, with copies to Janet Tarkoff, Esq., General Counsel, at the same address, and Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104, facsimile number: (212) 468-7900, Attention: Anna T. Pinedo, Esq.; or if sent to the Company, shall be delivered to Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, NY 11553, facsimile number: (516) 832-6409, Attention: Paul Elenio, Chief Financial Officer and Treasurer, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, facsimile number: (917)777-3574, Attention: David J. Goldschmidt, Esq. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.
     13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and JMP and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, provided, however, that JMP may assign its rights and obligations hereunder to an affiliate of JMP without obtaining the Company’s consent. The term “successors” shall not include any purchasers of the Placement Shares as such from JMP merely by reason of such purchase.
     14. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Placement Shares.
     15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and JMP. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

     16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
     17. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
     (a) JMP has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and JMP has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether JMP has advised or is advising the Company on other matters;
     (b) The Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) The Company has been advised that JMP and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that JMP has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
     (d) The Company waives, to the fullest extent permitted by law, any claims it may have against JMP, for breach of fiduciary duty or alleged breach of fiduciary duty related to the transactions contemplated by this Agreement and agree that JMP shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     18. Waiver of Jury Trial. The Company and JMP each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.
     19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.
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If the foregoing correctly sets forth the understanding between the Company and JMP, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and JMP.

Very truly yours, ARBOR REALTY TRUST, INC.
By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer and Treasurer

ACCEPTED as of the date first above written: JMP SECURITIES LLC
By:	/s/ Carter Mack
Name: Carter Mack
Title: Co-President Director of Investment Banking